UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 4, 2009
TRONOX INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-32669	20-2868245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 N.W. 150th Street
Oklahoma City, Oklahoma 73134
(Address of Principal Executive Offices, including Zip Code)
(405) 775-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) As previously reported, Tronox Incorporated (the “Company”) was unable to file its annual report on Form 10-K for the year ended December 31, 2008, when initially due on March 16, 2009, as the Company was continuing to review, among other things, its environmental and other contingent liability reserves. On April 13, 2009, the Company stated there were indications that the environmental and other contingent liability reserves may have been understated. Based on the results of its review, on May 4, 2009, the Chief Executive Officer of the Company, in consultation with and consistent with the conclusion reached by the Board of Directors, concluded that the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission should no longer be relied upon because the Company failed to establish adequate reserves as required by applicable accounting pronouncements. The financial statements that would be affected by any restatement related to the methodology previously employed in establishing and maintaining the company’s environmental and other contingent reserves are the Company’s previously issued financial statements for the years ended December 31, 2005, 2006, and 2007 along with affected Selected Consolidated Financial Data for 2003 and 2004 and the financial information for the first three quarters of 2008.
     The Company has not yet completed a review of contingency reserves related to all known sites where the company may have environmental remediation and other related liabilities and therefore the amount of any increase to its reserves that may need to be taken is not known at this time. However, the adjustments will be material. The Company continues to review its environmental and other contingent liability reserves.
     The Chief Executive Officer and the Board of Directors have discussed the matters described herein with the Company’s independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2009	TRONOX INCORPORATED
	By:	/s/ Michael J. Foster
Name: Michael J. Foster
Title: Vice President, General Counsel & Secretary

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